INDEX                                                                EXHIBIT 2
 TO
 FINANCIAL STATEMENTS


 CENTRAL AND SOUTH WEST CORPORATION AND SUBSIDIARY COMPANIES

 Consolidated Balance Sheets - Per Books and Pro Forma as of March 31, 1998

 Consolidated Statement of Income for the Twelve Months Ended
   March 31, 1998

 Consolidated Statement of Retained Earnings for the Twelve Months Ended
   March 31, 1998


 CENTRAL AND SOUTH WEST CORPORATION (CORPORATE)

 Balance Sheets - Per Books and Pro Forma as of March 31, 1998

 Statement of Income for the Twelve Months Ended March 31, 1998


 CSW ENERGY, INC.

 Balance Sheets - Per Books and Pro Forma as of March 31, 1998

 Statement of Income for the Twelve Months Ended March 31, 1998

 Statement of Retained Earnings for the Twelve Months Ended
   March 31, 1998


 CSW INTERNATIONAL, INC.

 Balance Sheets - Per Books and Pro Forma as of March 31, 1998

 Statement of Income for the Twelve Months Ended March 31, 1998

 Statement of Retained Earnings for the Twelve Months Ended
   March 31, 1998

 PRO FORMA ADJUSTMENTS TO BALANCE SHEETS

 STATEMENT OF CHANGES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF MARCH 31, 1998
 UNAUDITED
 (Millions)

                                                  Per      Pro Forma    Pro
                                                 Books     Adjustments Forma
                                             -----------------------------------

 ASSETS

 FIXED ASSETS
   Electric utility plant
     Production                                    $5,831                $5,831
     Transmission                                   1,570                 1,570
     Distribution                                   4,566                 4,566
     General                                        1,402                 1,402
     Construction work in progress                    179                   179
     Nuclear fuel                                     197                   197
   Other Diversified                                  264                   264
                                             -----------------------------------
                                                   14,009                14,009
   Less - Accumulated depreciation                  5,399                 5,399
                                             -----------------------------------
                                                    8,610                 8,610
                                             -----------------------------------
 CURRENT ASSETS
   Cash and temporary cash investments                 93                    93
   Accounts receivable                                831                   831
   Materials and supplies, at average cost            167                   167
   Electric fuel inventory                             70                    70
   Under-recovered fuel costs                          32                    32
   Prepayments and other                               75                    75
                                             -----------------------------------
                                                    1,268                 1,268
                                             -----------------------------------
 DEFERRED CHARGES AND OTHER ASSETS
   Deferred plant costs                               502                   502
   Mirror CWIP asset - net                            282                   282
   Other non-utility investments                      338                   338
   Securities available for sale                       98                    98
   Income tax related regulatory assets, net          323                   323
   Goodwill                                         1,451                 1,451
   Other                                              516                   516
                                             -----------------------------------
                                                    3,510                 3,510
                                             -----------------------------------

                                                  $13,388        $0     $13,388
                                             ===================================

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF MARCH 31, 1998
 UNAUDITED
 (Millions)

                                                  Per      Pro Forma    Pro
                                                 Books     Adjustments Forma
                                             -----------------------------------
 CAPITALIZATION AND LIABILITIES

 CAPITALIZATION
   Common Stock Equity -
     Common stock, $3.50 par value,
     authorized 350,000,000 shares;
     issued and outstanding 212,300,000 shares       $743                  $743
     Paid-in capital                                1,040                 1,040
     Retained earnings                              1,718                 1,718
     Foreign currency translation and other            35                    35
                                             -----------------------------------
     Total Common Stock Equity                      3,536                 3,536
                                             -----------------------------------

   Preferred stock
     Not subject to mandatory redemption              176                   176
     Subject to mandatory redemption                   26                    26
   Certain Subsidiary-obligated, mandatorily
     redeemable preferred securities of
     subsidiary trusts holding solely Junior
     Subordinated Debentures of such
     Subsidiaries                                     335                   335
   Long-term debt                                   3,883                 3,883
                                             -----------------------------------
     Total Capitalization                           7,956                 7,956
                                             -----------------------------------
 CURRENT LIABILITIES
   Long-term debt/preferred stock
     due within twelve months                          29                    29
   Short-term debt                                    911                   911
   Short-term debt - CSW Credit                       556                   556
    Loan Notes                                         58                    58
   Accounts payable                                   474                   474
   Accrued taxes                                      177                   177
   Accrued interest                                   106                   106
   Other                                              173                   173
                                             -----------------------------------
                                                    2,484                 2,484
                                             -----------------------------------
 DEFERRED CREDITS
   Accumulated deferred income taxes                2,434                 2,434
   Investment tax credits                             275                   275
   Other                                              239                   239
                                             -----------------------------------
                                                    2,948                 2,948
                                             -----------------------------------

                                                  $13,388        $0     $13,388
                                             ===================================

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED STATEMENT OF INCOME
 FOR THE TWELVE MONTHS ENDED MARCH 31, 1998
 UNAUDITED
 (Millions)



 OPERATING REVENUES                                $5,248
                                             -------------

 OPERATING EXPENSES AND TAXES
   U.S. Electric fuel                               1,152
   U.S. Electric purchased power                       84
   United Kingdom Cost of Sales                     1,308
   Other operating                                    925
   Maintenance                                        152
   Depreciation and amortization                      502
   Taxes, other than income                           193
   Income taxes                                       164
                                             -------------

                                                    4,480
                                             -------------

 OPERATING INCOME                                     768
                                             -------------

 OTHER INCOME AND DEDUCTIONS
   Other                                               41
   Non-operating income taxes                           3
                                             -------------

                                                       44
                                             -------------

 INCOME BEFORE INTEREST CHARGES                       812
                                             -------------

 INTEREST AND OTHER CHARGES
   Interest on long-term debt                         331
   Distributions on trust preferred securities         24
   Interest on short-term debt and other               94
   Preferred stock dividends                           10
   Gain on reacquired preferred stock                 (10)
                                             -------------

                                                      449
                                             -------------


 INCOME BEFORE EXTRAORDINARY ITEM                     363
                                             -------------


 EXTRAORDINARY ITEM - UK Windfall Profits Tax        (176)
                                             -------------

 NET INCOME FOR COMMON STOCK                         $187
                                             =============

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED STATEMENT OF RETAINED EARNINGS
 FOR THE TWELVE MONTHS ENDED MARCH 31, 1998
 UNAUDITED
 (Millions)



 RETAINED EARNINGS AT MARCH 31, 1997               $1,896

 Add: Net income for common stock                     187
                                             -------------

                                                    2,083
                                             -------------

 Deduct: Common stock dividends                       369
         Retained earnings adjustment                  (4)
                                             -------------

 RETAINED EARNINGS AT MARCH 31, 1998               $1,718
                                             =============

 CENTRAL AND SOUTH WEST CORPORATION

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF MARCH 31, 1998
 UNAUDITED
 (Millions)

                                                  Per      Pro Forma    Pro
                                                 Books     Adjustments Forma
                                             -----------------------------------

 ASSETS

 FIXED ASSETS
   Electric utility plant
     General                                           $1                    $1
   Less - Accumulated depreciation                     (1)                   (1)
                                             -----------------------------------

 NET PLANT                                              0                     0

 INVESTMENTS IN COMMON STOCK
   OF SUBSIDIARY COMPANIES (at equity)              3,862                 3,862
                                             -----------------------------------


 CURRENT ASSETS
   Cash and temporary cash investments                355                   355
   Accounts and interest receivable -
      Affiliated                                      257                   257
   Prepayments and other                                7                     7
                                             -----------------------------------

                                                      619                   619
                                             -----------------------------------

 DEFERRED CHARGES AND OTHER ASSETS                     22                    22
                                             -----------------------------------

                                                   $4,503        $0      $4,503
                                             ===================================


 CAPITALIZATION
  Common Stock Equity -
   Common stock, $3.50 par value;
     authorized 350,000,000 shares;
     issued and outstanding 212,300,000 shares       $743                  $743
   Paid-in capital                                  1,040                 1,040
   Retained earnings                                1,718                 1,718
   Unrealized holding gains and losses                 (4)                   (4)
                                             -----------------------------------

      Total Common Stock Equity                     3,497                 3,497
                                             -----------------------------------


   Long-term debt                                       0                     0
                                             -----------------------------------

     Total Capitalization                           3,497                 3,497
                                             -----------------------------------


 CURRENT LIABILITIES
   Short-term debt                                    911                   911
   Accounts payable and other                          34                    34
                                             -----------------------------------

                                                      945                   945
                                             -----------------------------------

 DEFERRED CREDITS                                      61                    61
                                             -----------------------------------

                                                   $4,503        $0      $4,503
                                             ===================================

 CENTRAL AND SOUTH WEST CORPORATION

 STATEMENT OF INCOME
 FOR THE TWELVE MONTHS ENDED MARCH 31, 1998
 UNAUDITED
 (Millions)


 INCOME

   Equity in earnings of subsidiaries
     Central Power and Light Company                           $140
     Public Service Company of Oklahoma                          48
     Southwestern Electric Power Company                         96
     West Texas Utilities Company                                24
     SEEBOARD U.S.A.                                            (58)
     CSW Credit, Inc.                                            12
     CSW Energy, Inc.                                             5
     CSW Leasing, Inc.                                            1
     CSW International, Inc.                                     (7)
     CSW Communications, Inc.                                   (12)
     Enershop Inc.                                               (3)
     CSW Energy Services, Inc.                                   (2)
   Other Income                                                  20
                                                          ----------

                                                               $264
                                                          ----------

 EXPENSES AND TAXES

    General and administrative expenses                          44
    Depreciation and amortization expense                        --
    Interest expense                                             48
    Taxes, other than income                                      2
    Federal income taxes                                        (17)
                                                          ----------

                                                                 77
                                                          ----------

 NET INCOME                                                    $187
                                                          ==========

 CSW ENERGY, INC.

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF MARCH 31, 1998
 UNAUDITED
 (Thousands)

                                                  Per      Pro Forma    Pro
                                                 Books     Adjustments Forma
                                             -----------------------------------

 ASSETS

 Current Assets
   Cash and temporary cash investments             $5,299                $5,299
   Accounts receivable                             16,968                16,968
   Prepayments                                      1,242                 1,242
                                             -----------------------------------
                                                   23,509                23,509

 Investments in and advances to energy projects   302,630               302,630

Notes receivable - affiliate                       34,604                34,604

Notes receivable                                   61,962                61,962

Other Assets
   Construction in progress and project
      development                                  15,947                15,947
   Other - net                                      7,331                 7,331
                                             -----------------------------------
                                                   23,278                23,278

                                                 $445,983              $445,983
                                             ===================================

 CSW ENERGY, INC.

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF MARCH 31, 1998
 UNAUDITED
 (Thousands)



                                                  Per      Pro Forma    Pro
                                                 Books     Adjustment  Forma
                                             -----------------------------------

 LIABILITIES AND SHAREHOLDER'S EQUITY

 Current Liabilities
    Accounts payable                              $15,193               $15,193
    Accrued liabilities and other                   8,351                 8,351
                                             -----------------------------------
                                                   23,544                23,544

 Long-term debt                                   199,856               199,856

 Deferred income taxes                             48,133                48,133

 Other                                             65,244                65,244
                                             -----------------------------------

                                                  336,777               336,777
                                             -----------------------------------


 Shareholder's Equity
   Common stock                                         1                     1
   Additional paid-in capital                     108,114               108,114
   Retained earnings                                1,091                 1,091
                                             -----------------------------------

                                                  109,206               109,206
                                             -----------------------------------

                                                 $445,983        $0    $445,983
                                             ===================================

 CSW ENERGY, INC.

 STATEMENT OF INCOME
 FOR THE TWELVE MONTHS ENDED MARCH 31, 1998
 UNAUDITED
 (Thousands)



 TOTAL OPERATING REVENUE                          $40,437
                                             -------------

 OPERATING EXPENSES AND TAXES
   Salaries, wages and benefits                     5,586
   Operation and maintenance services              21,496
   General and administrative                       2,423
                                             -------------

                                                   29,505
                                             -------------

 OPERATING INCOME                                  10,932
                                             -------------

 OTHER INCOME (EXPENSE)
   Interest income                                 12,315
   Interest expense                               (14,224)
   Other, net                                          (9)
                                             -------------

                                                   (1,918)
                                             -------------


 INCOME BEFORE INCOME TAXES                         9,014

 PROVISION FOR INCOME TAXES                         3,645
                                             -------------

 NET INCOME                                        $5,369
                                             =============

 CSW ENERGY, INC.

 STATEMENT OF RETAINED EARNINGS
 FOR THE TWELVE MONTHS ENDED MARCH 31, 1998
 UNAUDITED
 (Thousands)




 RETAINED EARNINGS AT MARCH 31, 1997              ($4,278)
 Add: Net income (loss) for common stock            5,369
                                             -------------

                                                    1,091
 Deduct: Common stock dividends                        --
                                             -------------

 RETAINED EARNINGS AT MARCH 31, 1998               $1,091
                                             =============

 CSW INTERNATIONAL, INC.

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF MARCH 31, 1998
 UNAUDITED
 (Thousands)

                                                  Per      Pro Forma    Pro
                                                 Books     Adjustments Forma
                                             -----------------------------------

 ASSETS

FIXED ASSETS
  Electric distribution plant                  $1,491,882            $1,491,882
  General plant                                   319,110               319,110
                                             -----------------------------------
                                                1,810,992             1,810,992
Less - Accumulated depreciation                   664,803               664,803
                                             -----------------------------------

                                                1,146,189             1,146,189
                                             -----------------------------------

CURRENT ASSETS
  Cash and cash equivalents                        30,810                30,810
  Short-term investments                           43,621                43,621
  Accounts receivable                             167,201               167,201
  Advances to affiliates                           82,343                82,343
  Inventories                                      32,152                32,152
  Other current assets                             13,108                13,108
                                             -----------------------------------

                                                  369,235               369,235
                                             -----------------------------------

OTHER ASSETS
  Goodwill                                      1,450,658             1,450,658
  Prepaid benefit costs                            60,577                60,577
  Equity investments and other                    247,077               247,077
                                             -----------------------------------

                                                1,758,312             1,758,312
                                             -----------------------------------

                                               $3,273,736        $0  $3,273,736
                                             ===================================

 CSW INTERNATIONAL, INC.

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF MARCH 31, 1998
 UNAUDITED
 (Thousands)


                                                  Per      Pro Forma    Pro
                                                 Books     Adjustments Forma
                                             -----------------------------------

 CAPITALIZATION AND LIABILITIES

 CAPITALIZATION
    Common stock                                       $1                    $1
    Paid-in capital                               829,000               829,000
    Retained earnings                              73,338                73,338
    Foreign currency translation and other         39,183                39,183
                                             -----------------------------------

                                                  941,522               941,522


    Long-term debt                              1,126,362             1,126,362

 CURRENT LIABILITIES
    Accounts payable                              271,989               271,989
    Advances from affiliates                      298,286               298,286
    Accrued interest payable                       39,760                39,760
    Loan notes                                     43,374                43,374
    Accrued taxes payable                         136,979               136,979
    Customer prepayments                           13,581                13,581
    Other                                          20,849                20,849
                                             -----------------------------------

                                                  824,818               824,818
                                             -----------------------------------


 DEFERRED CREDITS
    Deferred tax liability                        277,859               277,859
    Other                                         103,175               103,175
                                             -----------------------------------

                                                  381,034               381,034
                                             -----------------------------------

                                               $3,273,736        $0  $3,273,736
                                             ===================================

 CSW INTERNATIONAL, INC.

 STATEMENT OF INCOME
 FOR THE TWELVE MONTHS ENDED MARCH 31, 1998
 UNAUDITED
 (Thousands)



 OPERATING REVENUE                             $1,888,920
                                             -------------


 OPERATING EXPENSES
    Cost of electric sales                      1,156,061
    General and administrative                    247,600
    Depreciation and amortization                  92,887
    Other diversified                             151,490
                                             -------------

                                                1,648,038
                                             -------------

 OPERATING INCOME                                 240,882
                                             -------------

 OTHER INCOME (DEDUCTIONS)
    Investment income                               6,249
    Interest income                                15,704
    Interest expense                             (131,088)
                                             -------------

                                                 (109,135)
                                             -------------

 INCOME BEFORE INCOME TAXES                       131,747
                                             -------------

 PROVISION FOR INCOME TAXES                        20,649
                                             -------------

 INCOME BEFORE EXTRAORDINARY ITEM                 111,098
                                             -------------

 EXTRAORDINARY ITEM - UK Windfall Profits Tax    (176,043)
                                             -------------

 NET INCOME                                      ($64,945)
                                             =============

 CSW INTERNATIONAL, INC.

 STATEMENT OF RETAINED EARNINGS
 FOR THE TWELVE MONTHS ENDED MARCH 31, 1998
 UNAUDITED
 (Thousands)




 RETAINED EARNINGS AT MARCH 31, 1997             $138,283
 Add: Net income (loss) for common stock          (64,945)
                                             -------------

                                                   73,338
 Deduct: Common stock dividends                         0
                                             -------------

 RETAINED EARNINGS AT MARCH 31, 1998              $73,338
                                             =============

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 PRO FORMA ADJUSTMENTS TO BALANCE SHEETS
 MARCH 31, 1998
 UNAUDITED
 (Millions)
                                                             DR         CR
                                                          ----------------------

 CENTRAL AND SOUTH WEST CORPORATION AND SUBSIDIARY COMPANIES

          None

 CENTRAL AND SOUTH WEST CORPORATION (CORPORATE)

          None

 CSW ENERGY, INC.

          None

 CSW INTERNATIONAL, INC.

          None

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 STATEMENT OF CHANGES

      There have been no significant changes in the financial statements of Central and South West Corporation and subsidiary companies subsequent to March 31, 1998, other than in the ordinary course of business. However, on May 28, 1998 CSW's shareholders voted on and approved the proposed merger with American Electric Power Company, Inc.


 Note: The original U-1 filing of File No. 70-9091, contained Item 6. Exhibit 2 for the financial statements as of June 30, 1997. This amended filing includes current financial statements as of March 31, 1998.

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      The notes to consolidated financial statements included in Central and South West Corporation's 1997 Combined Annual Report on Form 10-K are hereby incorporated by reference and made a part of this report.



                                                            Page
                                                          Reference

 1997 Combined Annual Report on Form 10-K           pages 2-40 through 2-75